      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997

                               REGISTRATION STATEMENT NO. 33- _________________



                          SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C.
                              _________________________


                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          WAHLCO ENVIRONMENTAL SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)



           DELAWARE                                            33-0391175
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)


      3600 WEST SEGERSTROM AVENUE
         SANTA ANA, CALIFORNIA                                          92704
(Address of Principal Executive Offices)                              (Zip Code)

                          WAHLCO ENVIRONMENTAL SYSTEMS, INC.
                   SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN
                               (Full title of the plan)

                                   ROGER M. BARZUN
                                      SECRETARY
                                  60 HUBBARD STREET
                             CONCORD, MASSACHUSETTS 01742
                       (Name and address of agent for service)

                                    (508) 287-4275
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------

                                                                               PROPOSED
                                                    PROPOSED                    MAXIMUM
    TITLE OF SECURITIES       AMOUNT TO BE        MAXIMUM OFFERING        AGGREGATE OFFERING           AMOUNT OF
     TO BE REGISTERED        REGISTERED (1)      PRICE PER SHARE (2)            PRICE              REGISTRATION FEE
      Common Stock            2,647,350             $0.8125                   $2,150,972               $651.81

---------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) on the basis of the last sale price of the Common Stock as reported on the New York Stock Exchange on
      October 27, 1997.

                                                    Page (1) of (7)

                                   EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to1,764,900 shares of Common Stock, $.01 par value, of Wahlco Environmental Systems, Inc. (the "COMPANY") that have been reserved for issuance pursuant to the Company's Second Amended and Restated Stock Incentive Plan, a registration statement with respect to which was filed with the Securities and Exchange Commission on May 20, 1993 covering the original 882,450 shares authorized for issuance under the plan.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

          The following document is hereby incorporated by reference in this Registration Statement:

               The contents of the Company's registration statement on Form S-8, File Number 33-62982 filed with the Securities and Exchange Commission on May 20, 1993 except to the extent modified hereby.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Roger M. Barzun, 60 Hubbard Street, Concord, Massachusetts 01742, who is Secretary and General Counsel of the Company and the holder of an option to purchase 8,000 shares of the Company's common stock under the Second Amended and Restated Stock Incentive Plan (to which this registration statement relates).

ITEM 8.   EXHIBITS

            5 Opinion of Roger M. Barzun as to the legality of the shares being registered.

          23.1    Consent of Ernst & Young LLP.

          23.2    Consent of Arthur Andersen LLP.

          23.3    Consent of Roger M. Barzun (included in Exhibit 5).

          24      Power of Attorney (included on Page II-2).

                               ________________________

                                                                             (2)

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California on October 23, 1997.

                                      WAHLCO ENVIRONMENTAL SYSTEMS, INC.
                                           (Issuer and Employer)

                                      By:   /s/ C. Stephen Beal
                                          -----------------------------------
                                             C. Stephen Beal
                                             President & Chief Executive Officer

                                  POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints C. Stephen Beal, A. Noel DeWinter, and Roger M. Barzun jointly and severally his true and lawful attorneys-in-fact and agents with full powers of substitution for him and in his name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



NAME                                 TITLE/CAPACITY                     DATE
/s/ David R. A. Steadman          Chairman of the               October 23, 1997
------------------------------    Board of Directors
David R. A. Steadman

/s/ C. Stephen Beal               President & Chief             October 23, 1997
------------------------------    Executive Officer,
C. Stephen Beal                   Director

/s/ A. Noel DeWinter              Vice President & Chief        October 23, 1997
------------------------------    Financial Officer
 A. Noel DeWinter                 (principal financial
                                  and accounting officer)

/s/ Maarten D. Hemsley            Director                      October 23, 1997
------------------------------
Maarten D. Hemsley

/s/ Paul H. Hunn                  Director                      October 23, 1997
------------------------------
Paul H. Hunn

/s/ Mark L. Plaumann              Director                      October 23, 1997
------------------------------
Mark L. Plaumann

                                                                            (3)

                                  INDEX TO EXHIBITS

                                                               SEQUENTIAL
EXHIBIT                                                           PAGE
NUMBER                                                           NUMBER

5        Opinion of Roger M. Barzun as to the
         legality of the shares being registered.                  (5)

23.1     Consent of Ernst & Young LLP                              (6)

23.2     Consent of Arthur Andersen LLP                            (7)

23.3     Consent of Roger M. Barzun (included in Exhibit 5).       (5)

24       Power of Attorney (included on Page II-2).                (3)


                                                                            (4)